Exhibit 99.1
News release via Canada NewsWire, Toronto 416-863-9350

     Attention Business Editors:
     Western Goldfields Announces Share Repurchase Program

     TORONTO, Nov. 4 /CNW/ - Western Goldfields Inc. (TSX:WGI, NYSE
Alternext:WGW) today announced a share repurchase program by way of a normal course issuer bid (the "Bid") to purchase, through the facilities of the
Toronto Stock Exchange (the "TSX") and the NYSE Alternext, certain of its outstanding Common Shares.
     Western Goldfields believes that the market price of the Common Shares is not reflective of the Company's underlying value and therefore the Company has decided to undertake the Bid, which will also increase the proportionate interest of, and be advantageous for, the remaining shareholders. Western
Goldfields had cash on hand of $45.4 million (including $7.5 million of restricted cash) as of September 30, 2008. The Company is trading at a significant discount to net asset value and the Mesquite Mine is profitable and generating net cash flow. As at November 4, 2008, there were 136,761,919 Common Shares issued and outstanding.
     The number of Common Shares to be purchased through the facilities of the exchanges during the period of the Bid from November 7, 2008 to November 6,
2009 will not exceed 12,838,011 Common Shares, or approximately 10% of the
Company's public float, the maximum number of shares allowable as defined by the TSX. Purchases will be made at the market price at the time of the acquisition. Common Shares purchased pursuant to the Bid will be cancelled.
Western Goldfields has appointed RBC Capital Markets to make the purchases on its behalf.
     "Western Goldfields has never been financially stronger. We view a repurchase of Western Goldfields shares as a truly unique opportunity and at this time in the best interest of our shareholders. The Mesquite Mine represents a fully permitted and constructed mine which generates net cash flow and is located in the United States. The shares are trading at a significant discount to their net asset value", said Mr. Randall Oliphant,
Chairman, Western Goldfields.

     This news release shall not constitute an offer to sell or the solicitation of an offer to buy the shares in any jurisdiction.

     <<
     Western Goldfields Inc.
     -----------------------
     >>

     Western Goldfields Inc. is an independent gold production and exploration company with a focus on precious metal mining opportunities in North America.
The Mesquite Mine, currently the Company's sole asset, was brought into production in January 2008, and the Company's focus is now on achieving the anticipated rate of production and completing planned improvements to the property. The Company has 2.8 million ounces in Proven and Probable Reserves as outlined in more detail in its latest annual report on Form 10K filed on
www.sedar.com. Western Goldfields common shares trade on the Toronto Stock
Exchange under the symbol WGI, and on the NYSE Alternext under the symbol WGW.
For further details, please visit www.westerngoldfields.com.

     Mr. Wes Hanson, P.Geo., Vice President of Mine Development, Western
Goldfields Inc., is the qualified person under National Instrument 43-101 who supervised the preparation of the technical information contained in this news release. Mr. Hanson is an officer of the Company.

     <<
     Forward-Looking Information
     ---------------------------
     >>

     Certain statements contained in this news release and subsequent oral statements made by and on behalf of the Company may contain forward-looking information within the meaning of the United States Private Securities
Litigation Reform Act of 1995 and similar Canadian legislation. Such forward-looking statements are identified by words such as "intends",
"anticipates", "believes", "expects", "plans" and "hopes" and include, without limitation, statements regarding the Company's plan of business operations, production and cost estimates, potential contractual arrangements, receipt of working capital, anticipated revenues, and capital and operating expenditures.
These forward-looking statements are based on the best estimates of management at the time such statements are made. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from such statements. Factors that could cause actual results to differ materially include, among others, those set forth in the
Company's Annual Report on Form 10-KSB for the year ended December 31, 2007 filed with the U.S. Securities and Exchange Commission and the Ontario
Securities Commission, under the caption, "Risk Factors". Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulation, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

     %CIK: 0001394186

     /For further information: please visit www.westerngoldfields.com, or contact: Raymond Threlkeld, President and CEO, (416) 324-6005,
rthrelkeld(at)westerngoldfields.com; Brian Penny, Chief Financial Officer, (416)
324-6002, bpenny(at)westerngoldfields.com; Hannes Portmann, Director, Corporate
Development and Investor Relations, (416) 324-6014,
hportmann(at)westerngoldfields.com/
     (WGI. WGW)

CO:  Western Goldfields Inc.

CNW 17:36e 04-NOV-08